Exhibit 99.1

Separation Agreement and Release of Claims

February 27, 2019

Alisa A. Nagle

4458 N. Maryland Avenue

Shorewood, WI 53211

Re: Separation Agreement and Release of Claims (“Agreement”)

Dear Alisa,

This Agreement confirms the mutual agreement we have reached concerning your separation from employment with Stoneridge, Inc. (the “Company”). For purposes of this Agreement, you are referred to as “Employee.” Subject to your return of a signed copy of this Agreement to the undersigned, the Company will provide you certain severance payments and benefits as listed below:

1.	Separation from Employment. Employee and the Company mutually agree that Employee’s employment with the Company shall end effective April 30, 2019 (the “Separation Date”), provided Employee signs this Agreement on or before March 7, 2019, and the Revocation Period specified in Paragraph 13 below expires without revocation. Employee’s last day of work shall be February 28, 2019 (“Last Work Day”). The Company shall continue Employee’s employment at her current salary through the Separation Date with no job responsibilities or job duties other than for questions and assistance related to the transition of her current job responsibilities and duties. Employee will have access to her office equipment and staff during this transition period to the extent necessary to answer questions and provide assistance at the request of the Company. All internal and external communications regarding this transition shall indicate that Employee will continue to be working out of her office to assist in the transition and that she will be moving on to other opportunities, except as may be required by law and for the Company to comply with its non-disparagement obligations specified in Paragraph 6 below. It is understood the Employee may be pursuing other job opportunities but shall be under no duty to do so at any time. The termination of Employee’s employment with the Company shall be treated as without cause under the Long-Term Incentive Plan (“LTIP”) and be treated under the Involuntary Separation from Service provisions of the Company’s Amended and Restated Officers’ and Key Employees’ Severance Plan, dated May 9, 2017 (the “Severance Plan”). With the exception of the Severance Payments and Benefits described below, Employee acknowledges that she is not owed any further salary, bonuses, or other compensation from the Company, including any other payments or benefits under the Severance Plan.

2.	Severance Payments and Benefits. If Employee signs this Agreement on or before March 7, 2019, and the Revocation Period specified in Paragraph 13 below expires without revocation, the Company agrees to pay, in accordance with Paragraph 2(e), the severance amounts and provide the benefits specified in this Section 2:

a.	Salary Continuation. Company will pay Employee severance pay in the aggregate amount of $284,109.00 representing one year of her base salary, subject to statutory payroll deductions. The severance pay shall be paid in equal installments for one year through the Company’s normal payroll cycle. Except as provided in Section 3 (regarding the discontinuation of Company paid COBRA coverage should Employee obtain alternate healthcare coverage), the Company shall make all payments and provide all the benefits in this Agreement regardless of whether Employee obtains or attempts to obtain alternate employment at any time.

b.	LTIP Vesting. The termination of Employee’s employment with the Company shall be “without cause” as defined in the LTIP. Employee’s 2016 LTIP award will vest in accordance with its terms on March 4, 2019. The Target I, II and III Awards within the Employee’s 2017 and 2018 LTIP Awards shall vest upon Employee’s termination in accordance with the terms of the 2017 and 2018 LTIP Awards, provided, however, Employee’s vesting shall be in proportion to the number of months, including any partial month, elapsed during the performance period divided by 36, as provided under the terms of the LTIP. The number of common shares to be vested on a pro rata basis for Employee’s Target II and III Awards shall remain contingent on the Company’s actual performance over the applicable performance period.

c.	Annual Incentive Plan. Company will pay Employee an annual incentive payment, if any, in accordance with the terms of the Company’s 2018 Annual Incentive Plan (“AIP”).

d.	Separation Payment. Company will pay Employee separation pay of Two Hundred Sixty-Five Thousand dollars ($265,000.00), in a lump sum, as soon as is practicable after the Agreement is signed and the Revocation Period specified in Paragraph 13 below expires without revocation. Separation Payment will be subject to all required withholding taxes. This separation payment is intended to compensate Employee for relocation, tax preparation, and other expenses.

e.	Payment of Severance Payments and Benefits. The payments described in Paragraph 2(a) shall commence on May 31, 2019. The payments described in Paragraph 2(b) shall be paid as provided in the LTIP. The payment described in Paragraph 2(c) shall be paid in accordance with the AIP. For the avoidance of any doubt, if either: (i) Employee fails to execute this Agreement on or before March 7, 2019; or (ii) Employee executes this Agreement by such date but revokes such execution within the Revocation Period, no payments shall be made pursuant to this Section 2 or Sections 3 and 4.

f.	Expenses. The Company will pay Employee’s approved expense reimbursements in the ordinary course. The Company will pay Employee a grossed-up payment to cover Employee’s taxes associated with all taxable travel expenses reimbursed by the Company.

3.	Healthcare Coverage. All health insurance benefits which covered Employee and/or Employee’s eligible dependents will be discontinued as of the last day of the calendar month of the Separation Date. Employee and Employee’s eligible dependents are entitled to continue health insurance benefits under which Employee is currently covered, as may be modified by the Company from time to time, under and through the terms of the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Employee elects COBRA benefits to continue her Company-provided health insurance benefits, Company will directly pay Employee’s COBRA premiums for twelve (12) months following the Separation (provided Employee remains eligible for COBRA coverage during that time). Employee is responsible for notifying the Company when Employee becomes covered by other coverage. If Employee elects to continue COBRA benefits beyond the twelve (12) months provided, Employee will solely be responsible for COBRA premiums, if any.

4.	Basic Life Insurance. Employee shall be eligible for continuing life insurance benefits. Company will pay any required benefit contributions on behalf of Employee for twelve (12) months following the Separation Date, provided, however, that such required premium contributions will not be paid by Company for six (6) months following the Separation Date, at which time all required premium contributions during such six-month period shall be reimbursed to Employee in a single lump sum payment on the day which is six months and one day following the Separation Date. Employee shall be responsible for paying any required life insurance continuation benefit contributions during the six-month period immediately following the Separation Date. Failure to pay such required benefit contributions during such period shall result in forfeiture of the applicable benefits.

5.	Mutual Release.

a.	In exchange for the payments set forth under the Corporate Officers’ and Key Employees’ Severance Plan of Stoneridge, Inc. (“Severance Plan”) and the other Severance Payments and Benefits set forth in Paragraph 2, 3, and 4, Employee and her heirs, personal representatives, successors and assigns, hereby forever release, remise and discharge the Company and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Company Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which she now has, has had, or may hereafter have against any of the Company Released Parties from the beginning of Employee’s employment with Company to the date of this release, arising from, connected with, or in any way growing out of, or related to, directly or indirectly, (i) Employee’s employment with Company, (ii) her service as an officer or key employee, as the case may be, of Company, (iii) any transaction prior to the date of this release and all effects, consequences, losses and damages relating thereto, (iv) the services provided by Employee to Company, or (v) Employee’s termination of employment with Company under the common law or any federal or state statute, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Title 4112 and 4113 of the Ohio Revised Code, the statutory and common laws of Michigan and any and all jurisdictions in which the Company or its affiliates maintain a place of business, and all other foreign, federal, state and local laws governing employers and employees, all as amended; provided, however, that nothing in this release will bar, impair or affect the (i) obligations, covenants and agreements of Company set forth in the Severance Plan; (ii) Company’s continuing obligations to indemnify, defend, and hold harmless in accordance with any Company code of regulations (bylaws), resolutions, statutory or common law, and insurance policies; or (iii) Employee’s vested retirement, deferred compensation, and savings benefits (including 401(k)), which shall continue in accordance with the governing plan documents.

b.	The Company Released Parties similarly release Employee to the same extent and on the same terms as Employee releases the Company Released Parties under this Agreement, provided, however, that this release does not apply in the event that: (1) Employee has committed fraud, embezzlement, or engaged in other criminal activity, (2) Employee has violated any restrictive covenant applicable to Employee, or (3) the Company seeks recovery by forfeiture, reimbursement, or otherwise from Employee of any excess Incentive Compensation (as defined in the Stoneridge, Inc. Clawback Policy) under the Stoneridge, Inc. Clawback Policy.

c.	Notwithstanding Employee’s release of claims, confidentiality obligations in Paragraph 9, non-disparagement obligations in Paragraph 6, and Non-Competition and Non-Solicitation obligations in Paragraph 10 of this Agreement: (i) Employee retains the right to file a charge of alleged employment discrimination with the federal Equal Employment Opportunity Commission (EEOC) or a state or local civil rights agency or to participate in the investigation of such charge filed by another person or to initiate or respond to communications with the EEOC or a state or local civil rights agency; however, Employee waives all rights to recover or share in any damages or monetary payment awarded under any EEOC charge or action or any state or local agency complaint or action; and (ii) Employee retains the right to file a charge or Complaint or otherwise communicate with the Securities and Exchange Commission (SEC) or participate in any investigation or proceeding conducted by the SEC, and the release does not limit Employee’s right to receive an award for information provided to the SEC.

6.	Mutual Non-Disparagement.

a.	Employee agrees that she will not, directly or indirectly or through an agent, make or cause to be made any oral or written statements that are or could reasonably be interpreted to be of a derogatory, defamatory, or otherwise negative or critical nature concerning the Company or its employees, officers, directors, or products, to any other persons or entities, including but not limited to statements regarding its leadership, business practices, and Employee’s treatment by the Company. Employee will be responsible for any breach of this section caused by Employee or by Employee’s attorneys, representatives, or agents. Employee will be in breach of this section if Employee or Employee’s attorneys, representatives, or agents disclose any information concerning the payment made to Employee as a result of this Agreement, engage in disparagement, or otherwise violate this section. However, nothing in this Agreement shall prohibit Employee from providing truthful testimony pursuant to a subpoena or court order or initiating communications directly with, or responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority, regarding this Agreement or the underlying facts or circumstances.

b.	The Company similarly agrees that no current corporate officer or director shall disparage Employee to the same extent and on the same terms as Employee agrees not to disparage Company under this Agreement.

7.	Return of Property. On or before the last day worked, Employee agrees that she will return to the Company (i) all property of the Company in her possession or under her control, including, but not limited to, any Company credit cards, keys, badges, computers, phones, equipment and supplies, and (ii) all originals and copies of writings and records (including records stored in electronic form) relating to the Company’s business (without retaining any copies).

8.	Confidentiality of Agreement. Unless and until this Agreement enters the public domain through no fault of Employee, Employee agrees to keep the terms of this Agreement confidential and not to disclose, discuss, release, or publicize such terms in any way to any persons or entities, including but not limited to, other current or former employees of the Company provided, however, Employee may disclose the terms of this Agreement to her attorneys and/or accountant(s) as may be required in carrying out their respective duties, to her immediate family or as otherwise required by law. The provisions of this paragraph do not in any way prohibit Employee from providing truthful information to any governmental agency or official.

9.	Company Confidential Information.

a.	Employee acknowledges and agrees that in the performance of her duties as an employee of the Company she was brought into contact with, had or may have had access to, and/or became informed of confidential and proprietary information of the Company and/or information which is a competitive asset of the Company (collectively, “Confidential Information”) and the disclosure of which would be harmful of the interests of the Company or its subsidiaries. Confidential Information shall include, without limitation: (a) customer, distributor and supplier information, (b) product and systems specifications, schematics, designs, concepts for new or improved products and costs, (c) future corporate planning data, (d) marketing strategies, (e) the Company’s financial results and business condition, and (f) any other information which constitutes a “trade secret” under federal or state law. Such Confidential Information is more fully described in Subparagraph (b) of this Paragraph 9. Employee acknowledges that the Confidential Information of the Company gained by her during her association with the Company was developed by and/or for the Company through a substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

b.	Employee will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitations as to when or how Employee may have acquired such Confidential Information. Employee specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of Employee and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of confidential or proprietary or trade secret information, that such information is and will remain the sole property of the Company, and that any retention or use by Employee of confidential or proprietary or trade secret information after the termination of Employee’s employment with and services for the Company shall constitute a misappropriation of the Company’s Confidential Information.

c.	Regarding trade secrets specifically: Pursuant to 18 USC § 1833(b), Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

10.	Non-Competition and Non-Solicitation. The covenants set forth in Section 10 of the Stoneridge, Inc. 2016 Change in Control Agreement by and between the Company and Employee are incorporated by reference except as follows: (i) the non-solicitation restrictions shall end 12 months after the Last Work Day; and (ii) the non-competition restrictions shall end 6 months after the Last Work Day and apply only to the following competitors: Delphi, Continental, Bosch, CTS Corporation, GHSP, Kongsberg Automotive, ZF Friedrichshafen AG, Aptiv, Mekra Lang, Visteon, and Methode Electronics.

11.	Cooperation. Employee shall cooperate fully with the Company and with the Company’s counsel in connection with any investigation, litigation, or administrative proceeding involving the Company that relates to matters during the period of Employee’s employment by the Company. Employee shall be reimbursed by the Company for reasonable expenses incurred in connection with such cooperation, and if Employee is no longer receiving salary continuation pursuant Section 1, Employee shall also be entitled to an agreed upon hourly or daily rate (commensurate with her annualized compensation) for any such non-incidental assistance. The Company shall reasonably endeavor to schedule any requests at times not conflicting with the reasonable requirements of any employer of Employee. Employee shall not unreasonably withhold her availability for such cooperation.

12.	Successors and Binding Agreements.

a.	This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitations, any persons acquiring, directly or indirectly, all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor shall thereafter be deemed included in the definition of the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

b.	This Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributes, and/or legatees.

13.	Review Period and Revocation Period. Employee acknowledges that this Agreement was first provided to her on February 14, 2019 and Employee shall have twenty-one (21) days from the date she first received this Agreement within which to decide if she wants to sign it. The parties agree that changes made to this Agreement since it was first provided to Employee, whether material or immaterial, do not restart the running of the twenty-one (21) day consideration period. Employee has seven (7) days after signing this Agreement in which to revoke her acceptance (“Revocation Period”). To revoke her acceptance, Employee must inform the Company in writing to the undersigned that she has decided to revoke her acceptance. This Agreement will not be effective until the Revocation Period has expired with no revocation. Employee has been advised by the Company to consult an attorney prior to signing this Agreement.

14.	Acknowledgment. By entering into this Agreement, and in connection with Employee’s release of claims set forth above, Employee acknowledges that:

a.	Employee is knowingly and voluntarily entering into this Agreement;

b.	No promise or inducement has been offered to Employee except as set forth herein;

c.	This Agreement has been written in understandable language, and all provisions hereof are understood by Employee; and

d.	Employee acknowledges that she has been given the opportunity to ask questions about the Agreement and to be represented by an attorney in connection with the acceptance and signing of this Agreement.

15.	Entire Agreement. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter. This Agreement may not be modified, waived or amended unless such modification, waiver, or amendment is in writing and signed by Employee and the Company.

16.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

17.	Code Section 409A Compliance. This Agreement is intended to be operated in compliance with the provisions of Section 409A of the Internal Revenue Code. In the event that any provision of this Agreement fails to satisfy the provisions of Section 409A of the Code, then such provision shall be reformed so as to comply with Section 409A of the Code and to preserve as closely as possible the intention of the parties to provide the mutual rights and obligations under this Agreement, to the extent practicable; provided that, in the event it is determined not to be feasible to so reform a provision of this Agreement as it applies to a payment or benefit due to Employee or her beneficiary(ies), such payment shall be made without complying with Section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

STONERIDGE, INC.

By:	/s/ Robert R. Krakowiak

Date:	March 1, 2019

/s/ Alisa A. Nagle
ALISA A. NAGLE

Date:	March 1, 2019